MEMORANDUM OF TERMS

For Issuance of Shares of Common Stock in Service Air Group. Inc.

STRICTLY C O N F I D E N T I A L

November 29TH , 2006

NONE OF THE SECURITIES TO WHICH THIS TERM SHEET RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

This Memorandum of Terms summarizes the principal terms with respect to a proposed issuance (the “Offering”) of Shares of Common Stock (the “Shares”) of Service Air Group, Inc. (the “Offeror”), a company incorporated in New Jersey.

Basic Information & Definitions

Issuer:	Service Air Group, Inc. (“SAGUS” or the “Offeror”)
Share Issuances/Transfers:	We are proposing a variety of share issuances pursuant to private placements and pursuant to the provision of consulting services to be rendered to SAGUS.
Legal Form or Exemption:

Shares would be issued via exemption from Registration, pursuant to Regulation S of the Securities and Exchange Act of 1933, as amended. As a result, this offering shall be made only to “non-US persons”.

Capital Structure Information

Capital Structure Post RTO Dissolution:	The Offeror shall issue Shares to the following shareholders where indicated such that the Offeror’s share capital structure shall be as follows:
	Jag Dhillon	4,125,000 Shares @$0.0001 per Share
	Karl Dhillon	960,000 Shares (to be issued over time pursuant to the terms of a consulting agreement)
	Mahmood Mawji	9,60,000 Shares (to be issued over time pursuant to the terms of a consulting agreement)
Timeline:	The Closing Date will be within 30 days from the execution of this term sheet. This timeline may be extended by an additional 30-day increment by the Offeror.

Delivery:

Upon the verification of funds being received and definitive consulting agreements being entered into respectively, the Offeror shall have its registered transfer agent issue appropriate evidence of ownership in a form acceptable to the Shareholders. All settlement shall be in the form of physical delivery.

Documentation Procedures

State & Federal Filings:	The Offeror shall make all necessary filings to make such exemption offering valid with the Securities and Exchange Commission.
Subscription Agreement:

The Offeror shall prepare a Subscription Agreement and Consulting Agreements that are acceptable to the applicable Shareholders. Such Subscription Agreement shall require certain information relating to the “suitability” of this investment, as well as the inherent risks and financial qualifications of the Purchaser.

Other Items

Memorandum of Terms:

This Term Sheet reflects on principal a binding commitment on the Shareholder’s and the Offeror’s behalf to participate in this arrangement. However, the arrangements shall be formalized, pursuant to definitive subscription and consulting agreements duly executed by the proposed parties thereto.

Condition Precedent:	This Term Sheet is subject to Board approval and outside counsel review, as reasonably and expeditiously as practical. Board approval must be given prior to or concurrent with the Closing Date.

Closing Costs/Offering Expenses:	All costs and expenses (including legal counsel) incurred by the Offeror in connection with this Offering shall be borne by the Offeror.

Confidentiality:

The Shareholders agree to hold in strict confidence all information concerning the business and affairs of the Offeror obtained from the Offeror and its agents, and to use such information solely for the purpose of evaluating a proposed investment in the Shares. The Shareholder shall only make available such information to its financial and legal advisors as is necessary for the Shareholders to evaluate the contemplated investment.

Conclusion

These terms are the basis under which the Offeror is willing to proceed with the proposed share issuances. If acceptable, please acknowledge these terms and conditions by signing below, which shall then authorize the Offeror to commence with such issuances.

Submitted by:
/s/
Mohammed Sultan
President
SERVICE AIR GROUP, INC.

Date: November 29, 2006

Acknowledged and Agreed to by Mohammad Sultan:

___/s/ Mohammad Sultan________________

________________________________________

________________________________________

Date: November 29 , 2006

Acknowledged and Agreed to by Jag Dhillon:

___/s/ Jag Dhillon____________________________

________________________________________

________________________________________

Date: November 29, 2006

Acknowledged and Agreed to by Karl Dhillon:

___/s/ Karl Dhillon___________________________

________________________________________

________________________________________

Date: November _29____, 2006

Acknowledged and Agreed to by Mahmood Mawji:

___/s/ Mahmood Mawji_______________________

________________________________________

________________________________________

Date: November 29__, 2006

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